SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): May 24, 2002

                              Repligen Corporation
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                    0-14656                    04-2729386
       (State or Other               (Commission               (I.R.S. Employer
Jurisdiction of Incorporation)        File Number)           Identification No.)

          117 Fourth Avenue,
        Needham, Massachusetts                                      02494
(Address of principal executive offices)                          (Zip Code)

       Registrant's telephone number, including area code: (781) 449-9560

                           No change since last report
          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

      Pursuant to the telephonic interpretation of the Securities and Exchange Commission set forth at page 99 of the Division of Corporation Finance's Manual of Publicly Applicable Telephone Interpretations, dated July 1997, G. Securities Act Forms, No. 99, Repligen Corporation is hereby filing a Description of Capital Stock.

                          DESCRIPTION OF CAPITAL STOCK

      Our authorized capital stock consists of 40,000,000 shares of common stock, par value $.01 per share, and 5,000,000 shares of preferred stock, par value $.01 per share. As of May 15, 2002, there were outstanding 26,642,750 shares of common stock held by approximately 898 stockholders of record; options to purchase an aggregate of 1,701,900 shares of common stock; and warrants to purchase an aggregate of 404,946 shares of common stock. No shares of preferred stock are outstanding.

      The following summary of provisions of our securities, various provisions of our restated certificate of incorporation, as amended, and our by-laws and provisions of applicable law is not intended to be complete and is qualified by reference to the provisions of applicable law and to our restated certificate of incorporation, as amended and bylaws.

Common Stock

      Holders of common stock are entitled to one vote for each share held in the election of directors and on all other matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive proportionately any dividends when, as and if declared by the board of directors out of funds legally available for distribution, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of Repligen, the holders of common stock are entitled to receive ratably the net assets of Repligen available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions with respect to such shares. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock which Repligen may designate and issue in the future. Certain holders of our common stock and warrants to acquire our common stock have the right to require us to register their shares of common stock under the Securities Act of 1933, as amended, in certain circumstances.

      Repligen is listed on the Nasdaq National Market under the trading symbol "RGEN."

Preferred Stock

      Under the terms of our restated certificate of incorporation, as amended, the board of directors is authorized to issue shares of preferred stock in one or more series without

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stockholder approval. The board has discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock.

      The purpose of authorizing the board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of the outstanding voting stock of Repligen. Repligen has no present plans to issue any shares of preferred stock.

Delaware Law and Certain Charter and By-Law Provisions; Anti-Takeover Effects

      Repligen is subject to the provisions of Section 203 of the General Corporation Law of Delaware. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's voting stock.

      Our by-laws also provide that special meetings of the stockholders may only be called by the Chairman of the board of directors, the President, or by the board of directors, or by the Secretary or any other officer upon the written request of one or more stockholders holding of record at least a majority of the outstanding shares of stock of the corporation entitled to vote at such meeting.

      Delaware's corporation law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Generally our by-laws may be amended or repealed by the holders of a majority of the shares of our capital stock issued and outstanding and entitled to vote. The stockholder vote would be in addition to any separate class vote that might in the future be required pursuant to the terms of any series preferred stock that might be outstanding at the time any such amendments are submitted to stockholders.

                                 Dividend Policy

      We have never declared or paid dividends on our common stock. We anticipate that we will retain all earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay any cash dividends in the foreseeable future. Any future determination as to the payment of dividends will be at the sole discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements and other factors our board of directors deem relevant.

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                          Transfer Agent and Registrar

       The transfer agent and registrar for the common stock is EquiServe.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)  Financial Statements of Business Acquired:  None required.

         (b)  Pro Forma Financial Information:  None required.

         (c)  Exhibits:  None required.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           REPLIGEN CORPORATION


                                            By: /s/ Walter C. Herlihy
                                            -------------------------------
                                            Name: Walter C. Herlihy
                                            Title: President and
                                                     Chief Executive Officer


Date:  May 24, 2002